                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                        SNAP-ON INCORPORATED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[SNAP-ON INCORPORATED LOGO]

CHAIRMAN'S LETTER

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

[SNAP-ON INCORPORATED LOGO]

CHAIRMAN'S LETTER

March 16, 2001

Dear Snap-on Shareholder,

We are pleased to invite you to attend our 2001 Annual Meeting of Shareholders to be held at 10:00 a.m. on Friday, April 27, 2001 at the Radisson Hotel & Conference Center Kenosha, 11800 - 108th Street, Pleasant Prairie, Wisconsin. You can find directions on the last page of the attached Proxy Statement.

The attached Notice of the 2001 Annual Meeting of Shareholders and Proxy Statement describe the formal business you will consider and vote upon at the meeting. In addition, we will review Snap-on's 2000 performance and discuss how the organization is driven to create value for you in the future. Following the business portion of the meeting, you will have an opportunity to ask questions.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we encourage you to return your Proxy Card early or vote your shares electronically through the Internet or by telephone. The enclosed Proxy Card provides voting instructions.

We hope to see you at the meeting and look forward to reporting on Snap-on's performance.

Cordially,

[LOGO]

Robert A. Cornog
CHAIRMAN OF THE BOARD OF DIRECTORS,
PRESIDENT AND CHIEF EXECUTIVE OFFICER
SNAP-ON INCORPORATED

[SNAP-ON INCORPORATED LOGO]

NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS

The 2001 Annual Meeting of Shareholders of Snap-on Incorporated will be held:
Friday, April 27, 2001
10:00 a.m.
The Radisson Hotel & Conference Center Kenosha
11800 - 108th Street
Pleasant Prairie, Wisconsin
DIRECTIONS TO THE ANNUAL MEETING ARE ON THE LAST PAGE OF THE PROXY STATEMENT. We anticipate first mailing the Proxy Statement on March 16, 2001.

MEETING PURPOSES
1. To elect four Directors:

    - Mr. Robert A. Cornog will stand for election for a one-year term to expire at the 2002 Annual Meeting.

    - Mr. Frank S. Ptak, who is our newest Director, and Messrs. Leonard A. Hadley and Edward H. Rensi will each stand for election for three-year terms to expire at the 2004 Annual Meeting.

2. To consider a proposal to approve and adopt the Snap-on Incorporated 2001 Incentive Stock and Awards Plan.

3. To transact any other business appropriate to the Annual Meeting.

RECORD DATE
Shareholders of record at the close of business on February 26, 2001 (the "Record Date"), will be able to vote at the Annual Meeting in person, by proxy, electronically through the Internet or by telephone.

IMPORTANT: VOTE EARLY BY MAIL, PHONE OR THE INTERNET
We encourage you--even if you are planning to attend the Annual Meeting--to return your enclosed Proxy Card well in advance of the Annual Meeting so that the vote count will not be delayed. To ensure your representation at the Annual Meeting, please complete and sign the Proxy Card and return it promptly in the enclosed envelope. Alternatively, you may vote your shares electronically through the Internet or by telephone. Voting instructions are provided on the Proxy Card, including specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures. If you attend the Annual Meeting, you may revoke your proxy, whether previously delivered in the form of an executed Proxy Card, through the Internet or by telephone, and vote your shares in person.

Sincerely,
Susan F. Marrinan
VICE PRESIDENT,
SECRETARY AND
GENERAL COUNSEL
March 16, 2001

PROXY STATEMENT
TABLE OF CONTENTS

SUMMARY OF PROXY INFORMATION................................      2
    Purpose of Meeting......................................      2
    Background and Election of Directors....................      2
    Approval of 2001 Incentive Stock and Awards Plan........      2
    How to Vote.............................................      2
    More About the Proxy Solicitation.......................      3
    Independent Auditor.....................................      3
    Shareholder Proposals and Nominations for the Board.....      3

PROPOSAL ONE: ELECTION OF DIRECTORS.........................      4
    Nominees for Election...................................      4

BOARD OF DIRECTORS..........................................      5
    Directors Not Standing for Election.....................      5
    Board Committees........................................      6
    Board Compensation......................................      7
    Security Ownership of Management and Certain Beneficial
     Owners.................................................      8
      TABLE 1--SECURITY OWNERSHIP OF MANAGEMENT.............      8

STOCK PERFORMANCE GRAPHS....................................     10
    Five-Year Performance...................................     10
    Return on Net Assets Employed Before Interest and
     Taxes..................................................     11

EXECUTIVE COMPENSATION......................................     12
    Report of the Organization and Executive Compensation
     Committee..............................................     12
      TABLE 2--SUMMARY COMPENSATION.........................     15
      TABLE 3--OPTION GRANTS IN LAST FISCAL YEAR............     16
      TABLE 4--FISCAL YEAR-END OPTIONS......................     17
    Snap-on Incorporated Retirement Plan....................     17
      TABLE 5--PENSION PLAN.................................     17

OTHER INFORMATION...........................................     19

AUDIT COMMITTEE REPORT......................................     21

ARTHUR ANDERSEN LLP FEE DISCLOSURE..........................     22

PROPOSAL TWO: SNAP-ON INCORPORATED 2001 INCENTIVE STOCK AND
  AWARDS PLAN...............................................     23

APPENDIX A..................................................     31

APPENDIX B..................................................     34

DIRECTIONS TO THE ANNUAL MEETING............................     45

SUMMARY OF PROXY INFORMATION

PURPOSE OF MEETING

The business of the Annual Meeting will be to elect four Directors and to approve the Snap-on Incorporated 2001 Incentive Stock and Awards Plan.

BACKGROUND AND ELECTION OF DIRECTORS

The Directors set the size of the Board at any number between five and 15 members. The Board currently consists of 11 members. The Directors are divided into three classes. At the Annual Meeting each year, one class is nominated for election to a three-year term.

The Board's nominees are Robert A. Cornog, Leonard A. Hadley, Frank S. Ptak, and Edward H. Rensi.

See page 4 for more information on the nominees. The four nominees who receive the largest number of votes will be elected.

APPROVAL OF 2001 INCENTIVE STOCK AND AWARDS PLAN

We will also be asking you to vote to approve the Snap-on Incorporated 2001 Incentive Stock and Awards Plan, a copy of which is attached as Appendix B to this Proxy Statement. See page 23 for more information regarding the 2001 Plan.

You may vote your shares by returning the enclosed Proxy Card by mail, through the Internet, by telephone (see the Proxy Card for instructions), or by voting in person at the Annual Meeting. We recommend that you complete and return the Proxy Card or vote through the Internet or by telephone even if you are planning to attend the Annual Meeting so that the vote count will not be delayed. Your electronic vote authorizes the proxies in the same manner as if you returned the enclosed proxy card.

HOW TO VOTE

Shareholders of record as of the close of business on February 26, 2001, are entitled to vote at the Annual Meeting. Each share of Common Stock outstanding is entitled to one vote. As of the Record Date, Snap-on had 64,208,265 shares of Common Stock outstanding. This includes 6,412,759 shares that the Grantor Stock Trust (the "GST") holds, which shares are considered outstanding for voting purposes but not for earnings per share calculations.

To vote, complete, sign and return the enclosed Proxy Card as soon as possible. Messrs. Chelberg, Kelly and Michaels, and Ms. Decyk, four of our current Directors, are listed as proxies on the enclosed Proxy Card. You may also vote electronically through the Internet or by telephone. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your shares through the Internet then you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you hold your shares through a broker or custodian, then please check the voting form that firm uses to see if it offers Internet or telephone voting procedures.

All shareholders are also invited to attend the Annual Meeting, although space is limited. If you complete a Proxy Card, or vote through the Internet or by telephone, then you may still vote in person at the Annual Meeting. To do so, please give written notice that you would like to revoke your original proxy to one of the following:

    - the Corporate Secretary, in advance of the Annual Meeting; or

    - the authorized representatives at the Annual Meeting.

You may also make a change to your proxy by returning a later-dated proxy.

If you return your signed Proxy Card but do not indicate your voting preference, then the proxies listed on your Proxy Card will vote your shares FOR the Director nominees, FOR approval of the 2001 Incentive Stock and Awards Plan and in their best judgment on any other matters that may properly come before the Annual Meeting.

MORE ABOUT THE PROXY SOLICITATION

This solicitation is being made by Snap-on Incorporated. Our officers and employees may make solicitations by mail, telephone or facsimile or in person. We will bear the cost of this solicitation. We also retained Morrow & Co., Inc. for $12,000 plus expenses to assist us in the solicitation of proxies. This will include requesting brokerage houses, depositories, custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the stock they hold. We will reimburse Morrow & Co., Inc. for the forwarding expenses.

INDEPENDENT AUDITOR

Arthur Andersen LLP has been our independent auditor for the past 19 years and will serve as our independent auditor again in 2001. Representatives will be at the Annual Meeting to answer your questions and to make a statement if they so desire. They will also be available to respond to your questions.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE BOARD

If you wish to suggest an individual for consideration as a nominee for election to the Board at the 2002 Annual Meeting, then please submit a written recommendation to the Corporate Secretary for forwarding to the Board Affairs and Nominating Committee before October 1, 2001. A shareholder proposal must be received by the Corporate Secretary no later than November 12, 2001, for the proposal to be considered for inclusion in our proxy materials for that meeting. To otherwise bring a proposal or nomination before the 2002 Annual Meeting, you must comply with our Bylaws which, as now in effect, require written notice to the Corporate Secretary between January 28, 2002 and February 26, 2002. If we receive your notice after February 26, 2002, then your proposal or nomination would be untimely. Should the Board nevertheless choose to present your proposal, the proxies will be able to vote on the proposal using their best judgment.

The address of the Corporate Secretary is:

Corporate Secretary
Snap-on Incorporated
2801 - 80th Street
P.O. Box 1410
Kenosha, Wisconsin 53141-1410

PROPOSAL ONE: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

The Board has 11 members, who are divided into three classes. One class is elected each year to a three-year term. Nominees for election to the Board are Leonard A. Hadley, Frank S. Ptak and Edward H. Rensi, to stand for election for terms expiring at the 2004 Annual Meeting. Robert A. Cornog is nominated for election for a one-year term to join the class of directors eligible for reelection in 2002.

NOMINEE FOR ELECTION FOR A TERM EXPIRING AT THE 2002 ANNUAL MEETING

ROBERT A. CORNOG

DIRECTOR SINCE 1982

Mr. Cornog, age 60, has been Chairman, President and Chief Executive Officer since 1991. He is also a Director of Johnson Controls, Inc., Wisconsin Electric Power Company and Wisconsin Energy Corporation.

NOMINEES FOR ELECTION FOR TERMS EXPIRING AT THE 2004 ANNUAL MEETING

LEONARD A. HADLEY

DIRECTOR SINCE 1997

Mr. Hadley, age 66, has been the President and Chief Executive Officer of Maytag Corporation, a manufacturer of appliances, since November 2000. He served as its Chairman and Chief Executive Officer from 1993 to 1999, retiring in
August 1999. He also serves as a Director of Maytag Corporation, Deere & Company and H Power Corp.

FRANK S. PTAK

DIRECTOR SINCE 2000

Mr. Ptak, age 58, has been Vice Chairman of Illinois Tool Works Inc., a manufacturer of fasteners, components, assemblies and systems, since 1996. From 1992 through 1996, he served as its Executive Vice President and from 1985 to 1992 he served as its Group President. He also serves as a Director of Heller Financial, Inc. and Kemper Insurance.

EDWARD H. RENSI

DIRECTOR SINCE 1992

Mr. Rensi, age 56, has been the Owner and Chief Executive Officer of Team Rensi Motorsports since October 1998. From July 1997 through October 1998, he was a consultant to McDonald's U.S.A., a food service organization. He was President and Chief Executive Officer of McDonald's U.S.A. from 1991 to 1997. He also serves as a Director of International Speedway Corporation and Jafra Cosmetics International, Inc.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THESE NOMINEES.

Shares represented by proxies will be voted according to instructions on the Proxy Card. Only cards clearly indicating a vote withheld will be considered as a vote withheld from the nominees. If any nominee is unable to serve, then the Board will name a replacement, and the shares represented by proxies will be voted for the substitute nominee.

BOARD OF DIRECTORS

DIRECTORS NOT STANDING FOR ELECTION

DIRECTORS CONTINUING TO SERVE UNTIL THE 2002 ANNUAL MEETING

BRANKO M. BERONJA

DIRECTOR SINCE 1997

Mr. Beronja, age 66, retired as Executive Vice President of Snap-on Incorporated in 2000. He had been an employee since 1963. He served as Vice President-Sales, North America from 1989 to 1994, President-North American Operations from 1994 to 1996 and Senior Vice President-Diagnostics, North America from 1996 to 1998. From February 1998 to October 1998, he was Senior Vice President-Diagnostics.

GEORGE W. MEAD

DIRECTOR SINCE 1985

Mr. Mead, age 73, retired as Chairman of the Board of Consolidated
Papers, Inc., a maker of paper products, in 2000. He served as Chairman from 1971 until his retirement and was Chief Executive Officer from 1971 through 1993. Mr. Mead serves as a Director of Stora Enso Oyj.

RICHARD F. TEERLINK

DIRECTOR SINCE 1997

Mr. Teerlink, age 64, retired as Chairman of the Board of Harley-Davidson, Inc., a manufacturer of motorcycles, in 1998. He served as its Chief Executive Officer from 1989 to 1997, President from 1988 to 1997 and Chairman from 1996 to 1998. He serves as a Director of Harley-Davidson, Inc. and Johnson Controls, Inc.

DIRECTORS CONTINUING TO SERVE UNTIL THE 2003 ANNUAL MEETING

BRUCE S. CHELBERG

DIRECTOR SINCE 1993

Mr. Chelberg, age 66, retired as Chairman of the Board and Chief Executive Officer of Whitman Corporation, a consumer goods company, in December 2000. He served as its Chairman and Chief Executive Officer since 1992 and has served on Whitman's Board since 1988. Mr. Chelberg also serves as a Director of Actuant Corp., First Midwest Bancorp, Inc. and Northfield Laboratories, Inc.

ROXANNE J. DECYK

DIRECTOR SINCE 1993

Ms. Decyk, age 48, has been Vice President of Corporate Strategy of Shell International Limited, based in London, a major oil, gas, chemical and refined petroleum products company, since April 1999. She was a managing partner of Batlivala & Decyk, a private merchant banking and strategic business development consulting firm, from 1997 to 1999. From 1994 to 1997, she served as Vice President-Corporate Planning for Amoco Corporation, a petroleum products company. Ms. Decyk also serves as a Director of Logica plc.

ARTHUR L. KELLY

DIRECTOR SINCE 1978

Mr. Kelly, age 63, has been the managing partner of KEL Enterprises L.P., a holding and investment company, since 1982. He also is a Director of BASF Aktiengesellschaft, Bayerische Motoren Werke (BMW) A.G., Deere & Company, HomePlace of America, Inc., The Northern Trust Corporation and Thyssen-Krupp Industries A.G.

JACK D. MICHAELS

DIRECTOR SINCE 1998

Mr. Michaels, age 63, has been the Chairman, President and Chief Executive Officer of HON INDUSTRIES, a manufacturer and marketer of office furniture and hearth products, since 1996. He served as President and Chief Executive Officer from 1991 to 1996. Mr. Michaels is also a Director of IPSCO Inc.

BOARD COMMITTEES

                  BOARD COMMITTEE MEMBERSHIP AND 2000 ACTIVITY

                                             BOARD AFFAIRS                               ORGANIZATION &
                                                   &                                       EXECUTIVE
             NAME                  AUDIT      NOMINATING       EXECUTIVE     FINANCE      COMPENSATION
------------------------------     -----     -------------     ---------     -------     --------------
B. M. Beronja.................                  X
D. W. Brinckman (through
 August 2000).................                  X                X                          X
B. S. Chelberg................      X                                                       X   *
R. A. Cornog..................                  X                X  *         X
R. J. Decyk...................                  X   *                         X
L. A. Hadley..................                                                X             X
A. L. Kelly...................                  X                             X  *
G. W. Mead....................      X                                         X
J. D. Michaels................                  X                                           X
F. S. Ptak (assigned to
 Committees in 2001)..........
E. H. Rensi...................      X                                                       X
R. F. Teerlink................      X *                          X                          X
NO. OF MEETINGS IN 2000.......      4           3                0            4             4

*Committee Chair

The Board met 10 times in 2000. All Directors attended at least 75% of the total meetings of the Board and Committees of which they were members in 2000, except for Mr. Mead.

AUDIT COMMITTEE

The Audit Committee is responsible for overseeing management's preparation of our financial statements as well as the audit of those financial statements by our independent auditors. The Audit Committee also recommends to the Board the appointment of our independent accountants, reviews and discusses our audited financial statements with management and our independent auditors, confirms that our quarterly financial statements have been reviewed by our independent accountants in accordance with applicable standards, and meets periodically with management to review certain financial matters.

The Board has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. All of the members of the Audit Committee satisfy the requirements for independence set forth in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

BOARD AFFAIRS AND NOMINATING COMMITTEE

This Committee makes recommendations to the Board regarding Board policies and structure including size and composition of the Board, corporate governance, number and responsibilities of Committees, tenure policy and qualifications of potential Board nominees, including nominees recommended by shareholders. See "Summary of Proxy Information-Shareholder Proposals and Nominations for the Board" for more information on nominating Directors.

EXECUTIVE COMMITTEE

The Executive Committee may convene in the interim between Board meetings to fulfill tasks as delegated by the Board.

FINANCE COMMITTEE

The Finance Committee analyzes and makes recommendations concerning our long-term financial objectives. This includes issues of capital structure, issuance and repurchase of shares, long-term financing and dividend policy.

ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE

This Committee oversees our corporate organization, executive succession and executive compensation programs. It recommends to the Board the appropriate level of compensation for our Chief Executive Officer and, after consulting with the Chief Executive Officer, approves the compensation of other officers. This Committee also administers our incentive compensation plans, the incentive stock program, the employee stock ownership and franchised dealer stock ownership plans, and Director compensation.

BOARD COMPENSATION

EMPLOYEE DIRECTORS

Directors who are employees receive no additional compensation for serving on the Board or its Committees.

NONEMPLOYEE DIRECTORS

Directors who are not employees receive an annual retainer fee of $32,000. They also receive $1,250 for every Board and Committee meeting they attend, including meetings conducted by phone. Committee chairs also receive an annual chairmanship fee of $5,000. We reimburse Directors for all Board-related expenses. Mr. Beronja is a party to an arrangement pursuant to which he receives payment in connection with services as a director of various subsidiaries and in respect to consulting on special projects as assigned. As to activities in year 2000, he was paid $38,500 under this arrangement.

DIRECTORS' FEE PLAN

Directors receive at least 50% and, at their election, up to 100% of their fees in Common Stock through the Directors' 1993 Fee Plan. Under the terms of the Fee Plan, nonemployee Directors receive shares based on the fair market value of a share of Common Stock on the last day of the month in which the fees are paid. Directors may choose to defer the receipt of all or part of these shares and fees to a deferral account with us. The Fee Plan credits deferred cash amounts with earnings based on market rates of return. Dividends on deferred share units are automatically reinvested.

STOCK OPTIONS

Nonemployee Directors currently receive an annual grant of an option to purchase 3,000 shares of Common Stock. The exercise price of the option shares is equal to the closing price of a share of Common Stock on the New York Stock Exchange on the date of the grant, which coincides with the Annual Meeting.

INSURANCE

We maintain life insurance and accidental death and dismemberment policies for all nonemployee Directors. In addition, Directors who are not eligible to participate in another group health plan may participate at their own expense in the medical and prescription drug plans we maintain for our employees.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of Common Stock beneficially owned by each Director and by Messrs. Cornog, Hay, Huml, Montemurro and Elliott, (the "Named Executive Officers"), as well as the total number of shares held by all current Directors and executive officers as a group, as of February 26, 2001. Beneficial owners include the Directors and executive officers, their spouses, minor children and family trusts. Unless we have indicated otherwise in the footnotes, the individuals listed below have sole voting and investment power over their shares.

TABLE 1: SECURITY OWNERSHIP OF MANAGEMENT

BENEFICIAL OWNER                                           SHARES OWNED(1)   OPTION SHARES(3)
----------------                                           ---------------   ----------------
Robert A. Cornog.........................................       97,737          1,090,337
Branko M. Beronja........................................       43,432            173,892
Bruce S. Chelberg........................................        9,285             18,000
Roxanne J. Decyk.........................................        7,412             15,000
Dale F. Elliott..........................................        6,045             88,750
Leonard A. Hadley........................................        7,130             12,000
Frederick D. Hay.........................................       38,017            210,500
Donald S. Huml...........................................       29,744            245,500
Arthur L. Kelly..........................................       32,761(2)          22,500
George W. Mead...........................................       20,556             22,500
Jack D. Michaels.........................................        4,596              6,000
Michael F. Montemurro....................................       36,014            244,835
Frank S. Ptak............................................          614                  0
Edward H. Rensi..........................................       14,010             17,601
Richard F. Teerlink......................................        6,506              9,000
All current Directors and Executive Officers as a group
  (20 Persons)...........................................      397,544          2,497,823

Mr. Cornog beneficially owns 2.02% of the outstanding Common Stock, excluding shares held by the GST and including his option shares. As a group, the Directors and Executive Officers beneficially own approximately 4.80% of the outstanding Common Stock, excluding shares held by the GST and including option shares. No other individual Director or Executive Officer beneficially owns more than 1% of the outstanding Common Stock.

------------------------

(1)Shares owned includes deferred share units payable in shares of Common Stock on a one-for-one basis.

(2)This figure includes shares held by trusts for the benefit of Mr. Kelly and his family.

(3)This column represents shares that may be acquired by the exercise of options now or within 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following information relates to each person or entity known to us to be the beneficial owner of more than 5% of our Common Stock. Except as otherwise indicated, each person listed below has sole voting and investment power over their shares.

FMR CORP., EDWARD C. JOHNSON, III AND ABIGAIL P. JOHNSON, 82 Devonshire Street, Boston, MA, together have reported on Schedule 13G, filed on February 14, 2001, the beneficial ownership of 7,974,267 shares of Common Stock representing 13.80% of the shares outstanding, excluding the shares held by the GST, as of December 31, 2000. FMR Corp. has sole power to vote or direct the vote of 1,051,217 of those shares.

FIRST MANHATTAN CO., 437 Madison Avenue, New York, NY, has reported on
Schedule 13D, filed on November 15, 2000, the beneficial ownership of 6,025,221 shares of Common Stock, including 569,250 shares of Common Stock owned by family members of the General Partners of First Manhattan Co., representing 10.43% of the shares outstanding, excluding the shares held by the GST, as of December 31, 2000. First Manhattan Co. shares power to vote or direct the vote of 5,324,088 of those shares and shares dispositive power with respect to 5,719,021 of those shares.

SNAP-ON INCORPORATED GRANTOR STOCK TRUST, 2801 - 80th Street, Kenosha, WI, has reported on Schedule 13G, filed on February 9, 2001 for fiscal year 2000, the beneficial ownership of 6,443,097 shares of Common Stock representing 9.99% of the shares outstanding as of December 31, 2000, including GST shares. The GST was established to hold Common Stock to ensure the funding of certain obligations we have to certain of our employees under various employee benefit plans. The Trustee of the GST does not decide how to vote the Common Stock the GST holds. Rather, the trust agreement for the GST, as amended, provides that the GST shares will be voted in the same proportion as the non-GST shares, that is those shares held by the Company's general shareholder population.

STOCK PERFORMANCE GRAPHS
FIVE-YEAR PERFORMANCE

The graph below illustrates the cumulative total shareholder return on our Common Stock since 1995, assuming that dividends are reinvested. The graph compares our performance to that of the Standard & Poor's 500 Stock Index and the Standard & Poor's Hardware and Tools Index.

TOTAL SHAREHOLDER RETURN(1) SNAP-ON INCORPORATED

                                    [GRAPH]

                                SNAP-ON                             S&P HARDWARE
FISCAL YEAR ENDING(2)         INCORPORATED         S&P 500             & TOOLS
---------------------         ------------         --------         -------------
December 31, 1995...........    $100.00            $100.00             $100.00
December 31, 1996...........    $120.87            $122.90             $ 98.63
December 31, 1997...........    $150.94            $163.85             $146.22
December 31, 1998...........    $123.34            $210.58             $145.59
December 31, 1999...........    $ 96.91            $254.83             $146.81
December 31, 2000...........    $105.43            $231.62             $130.49

------------------------

(1)Assumes that $100 was invested on December 31, 1995 and that dividends were reinvested quarterly.

(2)Although our fiscal year ends on the Saturday closest to December 31 of each year, we use December 31 for ease of calculation.

RETURN ON NET ASSETS EMPLOYED BEFORE INTEREST AND TAXES

In addition to cumulative total shareholder return, we also use the return on net assets employed before interest and taxes, illustrated below, to judge our performance. This return measures pre-tax and pre-interest expense return on net assets (total assets minus all noninterest-bearing liabilities). We use this performance measure as a component of the incentive compensation plan for our executive officers, as discussed in the Organization and Executive Compensation Committee Report on Executive Compensation.

The graphs and tables below illustrate our performance for our combined operations compared to the companies in the Standard & Poor's Hardware & Tools Index.

                                    [CHART]

                                                                                 S&P HARDWARE &
FISCAL YEAR ENDING                            SNAP-ON(1)   SNAP-ON ADJUSTED(2)      TOOLS(3)
------------------                            ----------   -------------------   ---------------
December 1995...............................    21.1%             21.3%               15.1%
December 1996...............................    24.4%             22.4%               14.6%
December 1997...............................    25.1%             24.6%               12.2%
December 1998...............................    15.2%(4)          15.2%(4)             4.2%
December 1999...............................    20.5%(4)          16.7%(4)            21.0%
December 2000...............................    20.2%(4)          19.1%(4)          N/A

------------------------

(1)Amounts are calculated using a thirteen-month average of net assets employed.

(2)Amounts are calculated using year-end net assets.

(3)An average of the companies that comprise, for each respective year, the Standard & Poor's Hardware & Tools Index.

(4)Excludes costs for restructuring and other nonrecurring charges.

EXECUTIVE COMPENSATION

REPORT OF THE ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE

As the Organization and Executive Compensation Committee of the Board of Directors (which we refer to as the "Compensation Committee"), we are providing this report to assist you in understanding Snap-on's policies and procedures in establishing compensation levels for its executive officers. We oversee Snap-on's executive compensation programs to further its compensation goals and philosophy. Only independent, nonemployee directors serve on the Compensation Committee. Two of our main responsibilities are to recommend to the Board the appropriate compensation for the Chief Executive Officer and to approve, after consulting with the Chief Executive Officer, the compensation of all other executive officers.

COMMITTEE APPROACH

We establish compensation levels for Snap-on's executive officers based on several factors. We consider each executive officer's role and how important their positions are to Snap-on's operations. We try to structure the total compensation of Snap-on's executive officers so that it is comparable to the total compensation of executives who perform similar duties at other companies like Snap-on. Taking into consideration other circumstances as appropriate, we also try to design compensation to give executive officers an incentive to achieve superior corporate and individual performance. In practice, executives are generally targeted at total compensation between the 60th and 65th percentile for comparable positions in the market.

COMPENSATION-RELATED COMMITTEE ACTIVITIES

Hewitt Associates ("Hewitt"), an independent consulting firm specializing in Human Resources consulting, conducted a study for us in fiscal 2000 that compared the compensation levels of Snap-on's executive officers with similarly situated executive officers in a group of leading global companies that have business profiles and revenue sizes similar to Snap-on. The Hewitt study included a broader set of companies than were included in the performance graphs in this Proxy Statement because we believe we compete for quality executives with all types of companies. The results of the Hewitt study and a review of national compensation surveys gave us information about market compensation practices that we used to help establish and monitor total compensation levels of Snap-on's executive officers.

ELEMENTS OF COMPENSATION

We have three elements of compensation for Snap-on's executive officers: base salary, annual incentives and stock option and performance-based restricted stock awards under the 1986 Incentive Stock Program.

BASE SALARY

We target the executive officers' base salaries at about the median of base salaries for similarly situated executives at companies reviewed in the Hewitt study. In determining base salaries for each executive officer, we also consider other factors such as the responsibilities of their respective positions, their individual experience, demonstrated leadership and annual performance. We do not rank or weight these factors in any particular way.

Entering 2000, Mr. Cornog's base salary was $720,000. We considered his strategic vision, strong leadership and achievement, including the accomplishments related to Project Simplify, in raising his base salary to $780,000 in May 2000. This new salary level continues to be at about the median of the base salaries of similar executives in the Hewitt study.

ANNUAL INCENTIVE PLAN

We also maintain an Annual Incentive Plan for Snap-on's executive officers. In general, Snap-on's performance under three different corporate performance components determines the amounts of payments under the Annual Incentive Plan. We weight each of these three components equally in determining payments under the Annual Incentive Plan. These three components are sales growth, return on net assets employed before interest and taxes (which we refer to as "RONAEBIT"), and earnings per share growth.

We set four different performance levels for each component--"threshold," "industry average," "target," and "maximum" performance. The amounts we pay the executive officers under the Annual Incentive Plan depends primarily on which of these performance levels is achieved for each component. For example, the Chief Executive Officer can earn an incentive of 105% of his base salary under the Annual Incentive Plan if Snap-on achieves "target" performance levels for each component during the fiscal year. Other executive officers would earn between 65% and 90% of their base salaries in such a circumstance. Target levels are generally set higher than our industry average performance levels. Should the Company's performance exceed target levels, executive incentive payouts would increase proportionately. We intend that payments at the target level combined with base salaries would provide compensation at about the 60th percentile of the companies in the Hewitt study.

For fiscal year 2000, the Annual Incentive Plan earn out as a percentage of base salary for the Chief Executive Officer and other executive officers was nearly two-thirds of target for currency adjusted sales growth, short of target for RONAEBIT and below target for earnings per share growth, resulting in an overall average of over 50% of target. In recognition of the succession process and the challenges associated with transition, the Committee recommended and the Board of Directors approved payment to the Chief Executive Officer and other executive officers approximately at target.

INCENTIVE STOCK PROGRAM AND STOCK OWNERSHIP

We provide long-term incentive compensation to Snap-on's executive officers through the 1986 Incentive Stock Program. The program allows us to grant options to purchase shares of Common Stock. Since options are valuable only if the stock price goes up, we believe stock option grants help make the financial interests of management the same as yours. The options have an exercise price equal to the value of Common Stock on the date of grant. We recommend to the Board the number of options to grant to the Chief Executive Officer. We also approve the number of options to grant to the other executive officers.

In granting options, we take into account each executive officer's level of responsibility, each executive officer's contributions to Snap-on's financial results, the practices of companies in the Hewitt study and each executive officer's progress toward meeting the standards set for Snap-on in its stock ownership guideline program, discussed below.

We attempt to grant stock options at about the median of the companies in the Hewitt study. We generally make new option grants each year. With respect to the actual size of a stock option award, the grant date present value is determined using the Black-Scholes pricing model. The Black-Scholes model is a formula widely used to value exchange-traded stock options.

Using these criteria, we granted Mr. Cornog options to purchase 370,000 shares in 2000 and we granted options to purchase an additional 680,000 shares to our other executive officers.

To align the financial interests of management with yours, we have encouraged the executive officers to increase their ownership of Snap-on stock. As previously noted, we have established voluntary guidelines for levels of stock ownership we would like executive officers to achieve over a five-year period, which began in 1995. For the Chief Executive Officer, the minimum stock ownership guideline is three times his base salary, which he has met. The guideline is one and one-half times base salary for our other executive officers, and one times base salary for all other officers.

We believe Internal Revenue Code Section 162(m) will not adversely affect Snap-on based upon the compensation paid to the Executive Officers in 2000.
Section 162(m) could limit Snap-on's tax deduction for some executive compensation. We have not adopted any policy concerning this limitation, but we will continue to evaluate Section 162(m) in future years.

Bruce S. Chelberg, Chair
Leonard A. Hadley
Jack D. Michaels
Edward H. Rensi
Richard F. Teerlink

TABLE 2: SUMMARY COMPENSATION

Table 2 shows the total compensation paid, payable and/or accrued for services rendered during the 2000, 1999 and 1998 fiscal years to each of the Named Executive Officers.

                                                                                   LONG-TERM
                                                 ANNUAL                          COMPENSATION
                                              COMPENSATION                          AWARDS
                                         -----------------------               -----------------
                                                                                  RESTRICTED       SECURITIES
                                                                                     STOCK         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR        SALARY($)   BONUS($)        ($) VALUE       OPTIONS(#)    COMPENSATION($)
---------------------------              --------      ---------   ---------   -----------------   -----------   ----------------
ROBERT A. CORNOG.......................    2000         760,000     814,000               0          370,000               0
Chairman, President and                    1999         705,000     841,770         600,000          200,000               0
 Chief Executive Officer                   1998         656,667     172,309               0          125,000               0

FREDERICK D. HAY.......................    2000         408,333     367,500               0          135,000               0
Senior Vice President-Operations           1999         390,000     372,528         300,000           35,000          14,914
                                           1998         375,000      78,750               0           35,000          14,914

DONALD S. HUML.........................    2000         343,333     309,000               0          135,000               0
Senior Vice President-                     1999         325,000     310,440         300,000           35,000               0
 Finance and Chief Financial Officer       1998         308,333      64,750               0           35,000               0

MICHAEL F. MONTEMURRO..................    2000         274,667     247,200               0          135,000               0
Senior Vice President-Transportation       1999         249,667     238,481         300,000           30,000               0
                                           1998         239,667      50,330               0           18,000               0

DALE F. ELLIOTT........................    2000         244,167     158,708               0           55,000               0
President, Diagnostics and Industrial      1999         210,667     150,922         150,000           22,000               0
 Snap-on Tools Company                     1998         179,500      46,957               0           18,000               0

TABLE 3: OPTION GRANTS IN LAST FISCAL YEAR

Table 3 shows information about the stock options granted to the five Named Executive Officers in 2000. One-half of these options vested on January 28, 2001, and the remaining one-half will vest on January 28, 2002, except for Mr. Cornog's stock options which vested on January 28, 2000.

                       NUMBER OF
                       SECURITIES
                       UNDERLYING    % OF TOTAL OPTIONS    EXERCISE OR BASE                     GRANT DATE
                        OPTIONS     GRANTED TO EMPLOYEES        PRICE                            PRESENT
        NAME            GRANTED        IN FISCAL YEAR           ($/SH)        EXPIRATION DATE    VALUE(1)
        ----           ----------   --------------------   ----------------   ---------------   ----------
Cornog...............   370,000            21.66%               $26.375          1/28/2010      $2,760,000
Hay..................   135,000             7.90%               $26.375          1/28/2010      $  872,000
Huml.................   135,000             7.90%               $26.375          1/28/2010      $  872,000
Montemurro...........   135,000             7.90%               $26.375          1/28/2010      $  872,000
Elliott..............    55,000             3.22%               $26.375          1/28/2010      $  355,000

------------------------

(1)The estimated grant date present value reflected in the above table is determined using the Black-Scholes Option Pricing Model. The material assumptions and adjustments we used to estimate the value of the options reflected above include:

    - an exercise price on the option ($26.375) equal to the fair market value of the underlying stock on the date of grant;

    - an option term of ten years;

    - an interest rate of 6.7% which represents the interest rate on a U. S. Treasury security with a maturity date corresponding to that of the option term;

    - volatility of 27.5% calculated using our daily stock prices for a three-year period prior to the grant date;

    - dividends at the rate of $.92 per share, representing the annualized dividends paid with respect to a share of Common Stock as of the date of grant; and

    - reductions of approximately 13.3% to reflect the probability of forfeiture due to termination prior to vesting and approximately 8.9% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date (for the CEO grant there is no reduction for the probability of forfeiture due to termination prior to vesting and a reduction of 10.1% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date).

The ultimate values of the options will depend on the future market price of our Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of of our Common Stock over the exercise price on the date the option is exercised.

TABLE 4: FISCAL YEAR-END OPTIONS

This table shows the number and value of exercisable and unexercisable stock options held by our Named Executive Officers at the end of fiscal 2000. None of our Named Executive Officers exercised stock options in fiscal 2000, except for Mr. Montemurro, who exercised a stock option for 398 shares during fiscal 2000 and realized $4,011 on the exercise. The closing price of our Common Stock on December 29, 2000, the last trading day before the fiscal year-end, was $27.875. We used this amount to calculate the value of unexercised in-the-money options.

                                                                                 EXERCISABLE/
                                                                                UNEXERCISABLE
                                            EXERCISABLE/UNEXERCISABLE      VALUE OF UNEXERCISED IN-
                                         NUMBER OF SECURITIES UNDERLYING          THE-MONEY
                                          UNEXERCISED OPTIONS AT FISCAL           OPTIONS AT
                 NAME                             YEAR-END (#)               FISCAL YEAR-END ($)
                 ----                    -------------------------------   ------------------------
Cornog.................................         1,019,426/100,000                  2,603,842/0
Hay....................................           125,500/152,500                    0/202,500
Huml...................................           160,500/152,500              432,890/202,500
Montemurro.............................           162,335/150,000              704,434/202,500
Elliott................................             50,250/66,000                59,456/82,500

SNAP-ON INCORPORATED RETIREMENT PLAN

TABLE 5: PENSION PLAN

The following table shows the estimated annual pension benefits payable to covered participants at normal retirement age under the plans discussed on page 18.

                                YEARS OF SERVICE

       AVERAGE
       ANNUAL
      EARNINGS          5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
      --------          --------   --------   --------   --------   --------   --------   ---------
     $  250,000          19,815     39,630     59,445     79,260     99,075    118,890      138,705
     $  300,000          23,940     47,880     71,820     95,760    119,700    143,640      167,580
     $  400,000          32,190     64,380     96,570    128,760    160,950    193,140      225,330
     $  500,000          40,440     80,880    121,320    161,760    202,200    242,640      283,080
     $  600,000          48,690     97,380    146,070    194,760    243,450    292,140      340,830
     $  700,000          56,940    113,880    170,820    227,760    284,700    341,640      398,580
     $  800,000          65,190    130,380    195,570    260,760    325,950    391,140      456,330
     $  900,000          73,440    146,880    220,320    293,760    367,200    440,640      514,080
     $1,000,000          81,690    163,380    245,070    326,760    408,450    490,140      571,830
     $1,100,000          89,940    179,880    269,820    359,760    449,700    539,640      629,580
     $1,200,000          98,190    196,380    294,570    392,760    490,950    589,140      687,330
     $1,300,000         106,440    212,880    319,320    425,760    532,200    638,640      745,080
     $1,400,000         114,690    229,380    344,070    458,760    573,450    688,140      802,830
     $1,500,000         122,940    245,880    368,820    491,760    614,700    737,640      860,580
     $1,600,000         131,190    262,380    393,570    524,760    655,950    787,140      918,330
     $1,700,000         139,440    278,880    418,320    557,760    697,200    836,640      976,080
     $1,800,000         147,690    295,380    443,070    590,760    738,450    886,140    1,033,830

Annual compensation is based on the pension plan formula detailed on page 18 using the years of service indicated above, including amounts which would be payable under the Snap-on Incorporated Retirement Plan (the "Pension Plan"), and taking into account limitations imposed by Internal Revenue Code Section 415 for amounts payable in 2000 for participants age 65, and also based on the Supplemental Retirement Plan. There is no offset in benefits under the Pension Plan for Social Security benefits other than for disability retirement benefits.

CALCULATING THE PENSION BENEFIT

The Pension Plan is a qualified noncontributory defined benefit plan. We do not make any specific contributions for the Named Executive Officers. The Pension Plan covers eligible salaried employees and provides, at the normal retirement age of 65, that retirement benefits will be calculated using the following benefit formula:

                [1.2% X Average Pay X Years of Credited Service]

                                      plus

[0.45% X {Average Pay--Social Security Covered Compensation} X Years of Credited
                                    Service]

"Average Pay" is an individual's average annual earnings during the five highest completed consecutive calendar years of employment and generally includes base salary and bonus amounts paid in a given year.

"Social Security Covered Compensation" is a 35-year average of the Social Security Maximum Taxable Wage Base (according to federal regulations) for each calendar year to age 65.

"Years of Credited Service" is the number of years and fractional number of years of continuous employment up to 35 years.

The most commonly chosen payout provision is a 100% pension payout with a five-year certain period in the event of death, and thereafter a 50% yearly payout to the surviving spouse. Other actuarial-equivalent optional forms of payout are also available.

SUPPLEMENTAL RETIREMENT PLAN

Certain officers who participate in the Pension Plan also participate in a Supplemental Retirement Plan. The Supplemental Retirement Plan is a non-qualified excess benefit and supplemental retirement plan as defined by Sections 3(36) and 201(2) of the Employee Retirement Income Security Act ("ERISA").

Under the Supplemental Retirement Plan, the participants will receive the difference, if any, between the full amount of retirement income due under the Pension Plan formula and the amount of retirement income payable under applicable IRS or ERISA limitations. Qualified retirement plan compensation is currently limited to $170,000 per annum for 2000 and 2001 per retiree by
Section 401(a)(17) of the Internal Revenue Code.

As of February 26, 2001, the full years of credited service for the Named Executive Officers under both the Supplemental Retirement Plan and the Pension Plan are: Mr. Cornog, 19 years, pursuant to an agreement by which the Company credits him two years of service for every year worked; Mr. Hay, 5 years;
Mr. Huml, 6 years; Mr. Montemurro, 30 years; and Mr. Elliott, 6 years.

OTHER INFORMATION

EXECUTIVE AGREEMENTS

We have agreements with the Named Executive Officers, other than Mr. Cornog, to provide continued compensation and benefits in the event of a change of control as defined in the agreements. The agreements are for one-year terms and are automatically extended from year to year, unless notice is given. The agreements also provide that if there is a change of control, then the terms will continue for 24 months.

In the event of such change of control, if one of such Named Executive Officers is terminated and is entitled to termination benefits, then he will receive lump-sum payments equal to two or three times the sum of his highest base salary and the higher of the annual bonus target opportunity or the payment during the three years before the change of control. The Named Executive Officer will also receive an additional payment to cover any excise taxes (and related income taxes) that may result from the lump-sum payments and may continue to receive health and life insurance benefits, if desired, for three years. A Named Executive Officer will be entitled to the termination benefits if his employment is constructively terminated without cause in anticipation of or within two years following the change of control, or if he voluntarily terminates employment between 12 and 18 months following the change of control.

RETENTION AND RECOGNITION AGREEMENT WITH MR. CORNOG

The Company has entered into a retention and recognition agreement with Mr. Cornog which provides that Mr. Cornog will continue in his current positions until the earliest of (a) the date that his successor takes office,
(b) March 31, 2002 or (c) the date, if any, on which the Company ceases to be public (the "Transition Period"). At the end of the Transition Period,
Mr. Cornog will cease to serve in his current positions, but will remain employed for a period ending on the later of (i) six months following the end of the Transition Period or (ii) March 31, 2002 (the "Post-Transition Period") to aid in the management of the transition process. Mr. Cornog will be subject to noncompetition, non-solicitation, confidentiality and cooperation requirements during the Transition Period and Post-Transition Period and for a period of two years thereafter (and, in the case of the confidentiality and cooperation requirements, indefinitely thereafter). So long as he is in material compliance with his obligations under the agreement, then (A) upon the earlier of the end of the Transition Period or Mr. Cornog's death or disability, Mr. Cornog will become fully vested in the right to receive a lump sum payment equal to $4.8 million, the payment of which will be deferred pursuant to the terms of the Company's Deferred Compensation Plan, (B) upon the earlier of completion of the Post-Transition Period or termination of Mr. Cornog's employment, Mr. Cornog's stock options will become vested and exercisable and, in the case of non-qualified stock options, will remain exercisable for a period of three years (or, if later, the period set forth in the applicable option agreement) and
(C) until the third anniversary of the earlier of the completion of the Post-Transition Period or termination of Mr. Cornog's employment (or, if later, in accordance with the Company's existing plans and arrangements), the Company will provide Mr. Cornog with continued health, disability, life and other insurance benefits. Following this period of benefit continuation (or if Mr. Cornog dies during the Transition Period or the Post-Transition Period or while receiving benefit continuation), the Company will allow Mr. Cornog and his spouse and dependent children to continue medical, health and dental benefits coverage until (1) in the case of Mr. Cornog, his attainment of age 65 and
(2) in the case of Mr. Cornog's spouse and children, his spouse's attainment of age 65. If Mr. Cornog's employment is terminated prior to March 31, 2002, then for purposes of the Company's benefit plans, agreements and arrangements he will be deemed to have remained employed with the Company through March 31, 2002 at the rate of compensation in effect on the date of such termination and to have attained the age that he would be on March 31, 2002. Upon the execution of the agreement, Mr. Cornog's Executive Agreement with the Company was terminated, with the exception of the provision of that Agreement which provides that Mr. Cornog will be entitled to an additional payment to cover any excise taxes (and related income taxes) that may be imposed on him in the future.

LETTER AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS

The Company has entered into letter agreements with the other Named Executive Officers that provide that upon a termination of employment by the Company without "cause" or, in the case of Mr. Huml, by Mr. Huml for any reason during the six-month period beginning on the date that is six months following the date on which Mr. Cornog ceases to be Chief Executive Officer of the Company, the Executive will be entitled to receive a severance payment equal to two or three times the sum of (a) his highest base salary in effect during the previous three years and (b) the higher of (i) the highest bonus earned by the Executive during the previous three years or (ii) the Executive's target annual bonus (in the case of Mr. Huml, 90% of his then-current base salary). The payment may be made in a lump sum or, in the discretion of the Company, in substantially equal monthly installments over a period of three years (the "Severance Period"). In addition, until the third anniversary of such termination of employment (or, if later, in accordance with the Company's existing plans and arrangements), the Company will provide the Executive with continued health, disability, life and other insurance benefits. If the Company determines that severance payments are to be made on a monthly basis, then the Executive will be subject to noncompetition, non-solicitation, confidentiality and cooperation requirements during the Severance Period. Except in the case of Mr. Huml, the Executives' stock options will become vested and exercisable upon such termination of employment and, in the case of non-qualified stock options, will remain exercisable for a period of three years (or, if later, the period set forth in the applicable option agreement). In the case of Mr. Huml, (A) if the termination of employment is by the Company without cause, then the Company will determine whether any unvested stock options will become vested and exercisable and (B) upon any other termination, no unvested options will become vested and exercisable. Except in the case of Mr. Huml, the agreements terminate on the date that is two years following the date on which a new Chief Executive Officer of the Company takes office. The Executive will not be entitled to duplicative severance payments or benefit continuation under the letter agreement and the Executive's Executive Agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that during 2000 our Executive Officers and Directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. The Company files the required reports on behalf of our Executive Officers and Directors.

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

The Dividend Reinvestment and Direct Stock Purchase Plan, established in 1997, provides for automatic dividend reinvestment in shares of Common Stock and allows shareholders and investors the opportunity to purchase shares of Common Stock directly from us without using a broker through a variety of methods including:

    - investments of cash dividends on all or a portion of Common Stock which the person already owns; and

    - periodic cash investments of more than $100 per investment, up to an annual maximum of $150,000.

Shares acquired under these methods will be purchased at 100% of the average of the high and low price of the Common Stock on the day of purchase. For purchasers, there are no participation, commission or administrative fees.

More information is available from EquiServe at 1-800-446-2617.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Snap-on's accounting, auditing, and financial reporting practices of the Company. During fiscal 2000, the Committee met four times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, controller, and independent auditors prior to public release.

The Committee members reviewed and discussed the audited financial statements for fiscal 2000 with management. The Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with Snap-on's independent auditors, Arthur Andersen LLP. The Committee received a written disclosure and letter from Arthur Andersen LLP as required by Independence Standards Board Standard No. 1 and has discussed with Arthur Andersen LLP its independence. Based on their review and discussions, the Committee recommended to the Board that the audited financial statements be included in Snap-on's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Richard F. Teerlink, Chair
Bruce S. Chelberg
George W. Mead
Frank S. Ptak
Edward H. Rensi

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
ARTHUR ANDERSEN LLP FEE DISCLOSURE

AUDIT FEES

The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 30, 2000 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $1,319,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 30, 2000 were $41,000.

ALL OTHER FEES

The aggregate fees billed by Arthur Andersen LLP for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 30, 2000 were $3,035,000. Of the total of all other fees, approximately half was for transaction and tax related planning and the remainder was related to process redesign assistance.

The Audit Committee has considered whether the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

PROPOSAL TWO: SNAP-ON INCORPORATED 2001 INCENTIVE STOCK AND AWARDS PLAN

GENERAL

The purpose of the Snap-on Incorporated 2001 Incentive Stock and Awards Plan is to attract and retain outstanding people as officers, directors, employees, consultants and advisors and to increase shareholder value. The 2001 Plan motivates participants by offering them the opportunity to acquire shares of our Common Stock, receive monetary payments based on the value of those shares, or receive other incentive compensation.

The Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program is currently in effect, with 387,809 shares available for additional option grants. As of December 30, 2000, options to purchase 4,526,481 shares were outstanding under existing option plans. To allow us to make additional equity and cash compensation awards, the Board adopted the 2001 Plan on January 26, 2001, subject to shareholder approval at the Annual Meeting.

The following summary description of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan, which is attached to this Proxy Statement as Appendix B.

ADMINISTRATION AND ELIGIBILITY

The 2001 Plan is administered by the Organization and Executive Compensation Committee, which must have at least two Directors, each a "nonemployee director" under the Securities Exchange Act of 1934 and an "outside director" under the Internal Revenue Code. The Compensation Committee administers the 2001 Plan, with the authority to

    - interpret the 2001 Plan;

    - make, change and rescind rules and regulations relating to the 2001 Plan; and

    - make changes to or reconcile any inconsistency in any award or agreement covering an award.

To the extent permitted by law, the Board can delegate to another committee of the Board or to one or more of our officers the authority and responsibility of the Compensation Committee. However, for actions related to individuals subject to the provisions of Section 16 of the Securities Exchange Act, the Board can delegate that authority and responsibility only to another committee of the Board consisting entirely of nonemployee Directors.

Participants in the 2001 Plan will be our officers and other employees, or individuals engaged to become officers or employees, or consultants or advisors who provide services to us, who the Compensation Committee has designated to receive an award under the 2001 Plan. Also, each nonemployee Director is automatically entitled, as we describe below, to receive options under the 2001 Plan, without action of the Compensation Committee.

AWARDS UNDER THE 2001 PLAN; AVAILABLE SHARES

The 2001 Plan permits the grant of

    - stock options, which may be either "incentive stock options" meeting the requirements of section 422 of the Code (which we refer to as "ISOs") or "non-qualified stock options" that do not meet the requirements of section 422 of the Code;

    - performance shares;

    - performance units;

    - restricted stock; and

    - annual incentive awards.

The Compensation Committee can determine the types of awards to be granted, including

    - the awards to be granted to each participant;

    - the number of shares of our Common Stock with respect to which an award is granted; and

    - any terms of any award.

The Compensation Committee can grant awards under the 2001 Plan either alone or in addition to any other award (or any other award granted under another of our plans). It also can grant tandem awards.

The 2001 Plan also provides for the automatic grant of non-qualified stock options to our nonemployee Directors, including members of the Compensation Committee. Nonemployee Directors will not be eligible for any other award under the 2001 Plan.

The 2001 Plan reserves 5,000,000 shares of our Common Stock for issuance. The number of shares reserved for issuance will be reduced only by the number of shares delivered in payment or settlement of awards. As to Restricted Stock, Performance Shares and share-based Performance Units, we may not issue Shares and/or make payments as to more than 1,000,000 Shares in the aggregate. These numbers may be adjusted to prevent dilution as described below.

In general, if an award terminates or is canceled without the issuance of shares or a cash payment, or if shares are issued under any award and we reacquire them pursuant to rights we reserved on the issuance of the shares, or if shares are delivered to us in payment of the exercise price of an award, then these shares may be reused for new awards under the 2001 Plan.

If any shares subject to awards granted under the 1986 Program would again become available for new grants under the terms of the 1986 Program if it were still in effect, then those shares will generally be available to grant awards under the 2001 Plan. Those shares would not be available for future awards under the terms of the 1986 Program.

The 2001 Plan also provides that, subject to adjustment to prevent dilution, no participant may be granted awards that could result in such participant receiving in any single fiscal year

    - stock options for more than 1,000,000 shares of our Common Stock;

    - awards of restricted stock relating to more than 200,000 shares;

    - performance shares relating to more than 40,000 shares;

    - awards of performance units for more than $1,000,000 and/or 40,000 shares; or

    - an annual incentive award greater than $3,000,000.

TERMS OF AWARDS

STOCK OPTIONS. The Compensation Committee establishes the exercise price for each stock option (other than nonemployee Director stock options, which we discuss below), which may not be less than the fair market value of the shares subject to the stock option as determined on the grant date. A stock option will be exercisable on the terms the Compensation Committee specifies, except that a stock option must terminate no later than ten years after the grant date. In all other respects, unless the Compensation Committee determines otherwise, the terms of any ISO must comply with the provisions of section 422 of the Code.

NONEMPLOYEE DIRECTOR STOCK OPTIONS. The 2001 Plan provides that, on the date of each annual meeting of shareholders, nonemployee Directors will receive options to purchase 3,000 shares of our

Common Stock at a purchase price equal to the fair market value of the shares on the date such stock options are granted. Each nonemployee Director stock option will be immediately exercisable and, except as the Compensation Committee may otherwise provide, will terminate in ten years, or a lesser period of time, depending on the Director's age, years of service and reason the Director ceases to serve on the Board.

RESTRICTED STOCK, PERFORMANCE SHARES AND PERFORMANCE UNITS. Under the 2001 Plan, each award of restricted stock, performance shares or performance units may be subject to such terms as the Compensation Committee deems appropriate, including achievement of one or more performance goals. However, a restricted stock award must have a restriction period of at least one year if it requires the achievement of performance goals, and at least three years if it is not subject to performance goals.

For purposes of the 2001 Plan, performance goals are generally goals that relate to achievement of certain financial results, including results with respect to revenue, cash flow, net cash provided by operating activities, net cash provided by operating activities less net cash used in investing activities, cost of goods sold, ratio of debt to debt plus equity, profit before tax, gross profit, net profit, net sales, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, fair market value per share, basic earnings per share, diluted earnings per share, return on shareholder equity, average accounts receivable, average inventories, return on average total capital employed, return on net assets employed before interest and taxes, economic value added, return on year-end equity, and/or in the case of awards that the Compensation Committee determines will not be considered "performance-based compensation" under Code section 162(m), other goals the Committee may establish.

The Compensation Committee may also provide for acceleration of restrictions on restricted stock, and deemed achievement of performance goals subject to an award, upon a participant's death, disability or retirement. The Compensation Committee may determine to pay performance units in cash, in shares, or in a combination of cash and shares.

ANNUAL MANAGEMENT INCENTIVE AWARDS. Under the 2001 Plan, the Compensation Committee will determine the terms of any annual incentive awards it grants. However, payment of all or any portion of the amount subject to the annual incentive award must be contingent on the achievement or partial achievement of one or more of the performance goals during the specified period. An annual incentive award must relate to a period of at least one year unless the award is made when employment begins or a promotion occurs.

OTHER TERMS. Any award granted under the 2001 Plan may also be subject to other provisions (whether or not applicable to an award awarded to any other participant) as the Compensation Committee determines appropriate, including, without limitation, provisions to

    - defer the delivery of shares or recognition of taxable income relating to awards or cash payments derived from the awards (provided that such a deferral will not result in an increase in the number of shares issuable under the 2001 Plan);

    - purchase shares under stock options in installments;

    - pay for stock options using cash or other shares or other securities of Snap-on;

    - allow the participant to receive dividend payments or dividend equivalent payments for the shares subject to the award (both before and after such shares are earned, vested or acquired); and

    - restrict resale or other disposition.

ADJUSTMENTS

If the Compensation Committee determines that a certain corporate transaction (which could include among other things a dividend or other distribution, recapitalization, stock split, reorganization, merger, repurchase, exchange of shares, issuance of warrants or other rights to purchase shares or other Snap-on securities, or other similar corporate transactions) affects the shares such that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the 2001 Plan, then the Compensation Committee may adjust

    - the number and type of shares subject to the 2001 Plan and which may, after the event, be made the subject of awards;

    - the number and type of shares subject to outstanding awards; and

    - the grant, purchase or exercise price with respect to any award.

In any such case, the Compensation Committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. However, if the transaction or event constitutes a Change of Control (as defined in the 2001 Plan), then the payment must be at least as favorable to the holder as the greatest amount the holder could have received for such award under the Change of Control provisions of the 2001 Plan.

The Compensation Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares otherwise reserved or available under the 2001 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

CHANGE OF CONTROL

Except to the extent the Compensation Committee provides a result more favorable to holders of awards, in the event of a Change of Control

    - each holder of a stock option shall have the right (a) at any time after the Change of Control to exercise the stock option in full whether or not it was exercisable before the Change of Control; and (b) by sending us written notice within 60 days after the Change of Control, to receive for the stock option cash equal to the excess of the Change of Control Price (as defined in the 2001 Plan) of the shares covered by the stock option over the purchase or grant price of such shares under the stock option;

    - restricted stock that is not vested before a Change of Control will vest on the date of the Change of Control, and each holder of such restricted stock may receive, in exchange for the restricted stock, cash equal to the Change of Control Price of such restricted stock on the date of surrender;

    - each holder of a performance share and/or performance unit for which the performance period has not expired may receive cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2001 Plan) multiplied by a percent based on the number of months elapsed from the beginning of the performance period to the date of the Change of Control divided by the number of months in the performance period;

    - each holder of a performance share and/or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2001 Plan); and

    - all annual incentive awards that are earned but not yet paid will be paid, and all annual incentive awards that are not yet earned will be deemed to have been earned pro rata, as if the performance goals were attained as of the effective date of the Change of Control, based on the participant's maximum award opportunity for the fiscal year multiplied by the percentage of the fiscal year elapsed as of the date of the Change of Control.

TRANSFERABILITY

Awards granted under the 2001 Plan are not transferable other than by will, the law, or as otherwise allowed by the Compensation Committee. Additionally, the Compensation Committee may allow a participant or nonemployee Director to designate a beneficiary to exercise the award after the participant's or nonemployee Director's death.

AMENDMENT AND TERMINATION OF THE 2001 PLAN

The 2001 Plan will terminate, and no award may be granted, more than ten years after the date our shareholders approve the 2001 Plan, unless the Board earlier terminates the 2001 Plan as described below.

The Board may amend, alter, suspend, discontinue or terminate the 2001 Plan at any time, except that

    - the terms of nonemployee Director options may not be amended more than once every six months other than to comport with changes in the law; and

    - shareholders must approve any amendment of the 2001 Plan if (a) such approval is required by law or the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which our Common Stock is then traded; or (b) the amendment materially increases the number of shares reserved for issuance or relates to participant limitations (subject to the adjustment provisions provided in the 2001
      Plan), shortens the restriction periods for restricted stock, or amends the repricing provisions. Additionally, the Compensation Committee can amend, modify or rescind certain provisions of the 2001 Plan relating to the treatment of awards in the event of a Change of Control if those provisions may prevent a transaction in which Snap-on is a party from being accounted for on a pooling-of-interests basis.

REPRICING

The Compensation Committee may not decrease the exercise price for any outstanding stock option granted under the 2001 Plan after the grant date or allow a participant or nonemployee Director to surrender an outstanding stock option granted under the 2001 Plan for a new stock option with a lower exercise price.

AMENDMENT, MODIFICATION OR CANCELLATION OF AWARDS

Subject to the requirements of the 2001 Plan and its restrictions on repricing, and so long as any amendment or modification does not increase the number of shares issuable under the 2001 Plan (except as permitted by the adjustment provisions described above), the Compensation Committee can

    - change any award or waive any restrictions or conditions applicable to any award; and

    - amend or cancel the terms applicable to any awards by mutual agreement between the Compensation Committee and the participant or any other persons as may then have an interest in the award.

The Compensation Committee does not need the consent of a participant or nonemployee Director (or other interested party) to cancel an award pursuant to the adjustment provisions described above.

WITHHOLDING

We may withhold the amount of any tax attributable to any amount payable or shares deliverable under the 2001 Plan after giving notice to the person entitled to receive such amount or shares, and we can defer making payment or delivery if any such tax may be pending. The Compensation Committee may permit a participant to pay any withholding taxes based on (1) the exercise of a non-qualified stock option; (2) a disqualifying disposition of shares received upon the exercise of an ISO; or (3) the lapse of restrictions on restricted stock, by (a) having us withhold shares otherwise issuable under the award; (b) tendering back shares received in connection with such award; or
(c) delivering other previously owned shares, in each case having a fair market value equal to the amount to be withheld.

FEDERAL INCOME TAX CONSEQUENCES

The following summarizes certain federal income tax consequences relating to the 2001 Plan under current tax law.

STOCK OPTIONS. The grant of a stock option under the 2001 Plan will create no income tax consequences to us or the recipient. An employee or nonemployee Director who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee or nonemployee Director. Upon the employee's or Director's subsequent disposition of the shares received with respect to such stock option, the employee or nonemployee Director will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the exercise date. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to stock options granted to certain executive officers.

In general, an employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, the employee will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an ISO and we will not be allowed a deduction. If the employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the grant date of the ISO and one year from the exercise date, the employee will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or
(b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain.

RESTRICTED STOCK. Generally, an employee will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2001 Plan, unless the employee makes the election described below. An employee who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the employee recognizes income. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to restricted stock granted to certain executive officers. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

An employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the employee paid for such restricted stock). If the employee makes such an election, we will generally be entitled to a corresponding deduction in the same amount and at the same time as the employee recognizes income. If the employee makes the election, any cash dividends the employee receives with respect to the restricted stock will be treated as dividend income to the employee in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the employee who has made an election subsequently forfeits the restricted stock, the employee will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

PERFORMANCE SHARES. The grant of performance shares will create no income tax consequences for us or the employee. Upon the employee's receipt of shares at the end of the applicable performance period, the employee will recognize ordinary income equal to the fair market value of the shares received, except that if the employee receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the employee will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the employee. Under certain circumstances involving a change of control, we may not be entitled to a deduction with respect to performance shares granted to certain of our executive officers. Upon the employee's subsequent disposition of the shares, the employee will recognize capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

PERFORMANCE UNITS. The grant of a performance unit will create no income tax consequences to us or the employee. Upon the employee's receipt of cash and/or shares at the end of the applicable performance period, the employee will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the employee's subsequent disposition of the shares the employee will recognize a capital gain or loss (long-term or short-term depending on how long the shares have been held) to the extent of the amount realized upon disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

ANNUAL INCENTIVE AWARDS. An employee who is paid an annual incentive award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

162(m) LIMIT ON COMPENSATION. Code section 162(m) limits the deduction we can take for compensation we pay to our CEO and four other highest paid officers (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets requirements of Code section 162(m) does not have to be included as part of the $1 million limit. The 2001 Plan is designed so that awards granted to the covered individuals may meet the Code section 162(m) requirements for performance-based compensation.

NEW PLAN BENEFITS

As discussed above, the 2001 Plan provides that, on the date of each annual meeting of shareholders, nonemployee Directors will receive stock options to purchase 3,000 shares of our Common Stock at a purchase price equal to the fair market value of the shares on the date such stock options are granted. Except for those stock options, the Company cannot currently determine the awards that may be granted under the 2001 Plan in the future to the Named Executive Officers, other officers or other persons. The Compensation Committee will make such determinations from time to time.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and authorized to vote on the matter (assuming a quorum is present) is required to approve the 2001 Plan. Any shares of common stock not voted at the Annual Meeting with respect to the 2001 Plan (whether as a result of broker nonvotes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will have the same effect as votes against the 2001 Plan.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE 2001 PLAN. Shares of Common Stock represented by executed but unmarked proxies will be voted "FOR" the 2001 Plan.

                                          By order of the Board of Directors,
                                          Susan F. Marrinan
                                          VICE PRESIDENT,
                                          SECRETARY AND
                                          GENERAL COUNSEL

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
                                                                      APPENDIX A

                              SNAP-ON INCORPORATED
                            AUDIT COMMITTEE CHARTER

ORGANIZATION AND AUTHORITY

The Audit Committee shall be appointed by the Board and shall be comprised of at least three directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, as interpreted by the Board in its business judgment. The Audit Committee shall monitor the Company's compliance with applicable New York Stock Exchange audit committee rules and requirements.

The Audit Committee shall have the authority to retain legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

STATEMENT OF POLICY

The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

In carrying out its functions, the Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and as part of the Audit Committee's effort, for the benefit of the directors and shareholders, to maintain a level of corporate accounting and reporting practices of the Company that is in accordance with all applicable requirements. In so doing, the Audit Committee should strive to maintain free and open communication among the directors, the independent auditor, the internal auditors and the financial management of the Company.

FUNCTIONS

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight functions. The processes are set forth as a guide, with the understanding that the Audit Committee may supplement them as applicable. The Audit Committee shall:

FUNCTION

    - Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

    - Recommend to the Board the appointment of the firm of independent public accountants to serve as independent auditor to the Company, which firm is ultimately accountable to the Audit Committee and the Board.

    - Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

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
    - Meet with the internal auditors and the independent auditor to discuss the overall scope and plans for their respective audits, including staffing and compensation.

    - Review and discuss the annual audited financial statements with management, the internal auditors and the independent auditor, questioning them about significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, as well as the adequacy and effectiveness of the internal accounting and financial controls of the Company.

    - Based on the review and discussion referred to above, recommend to the Board whether the annual audited financial statements should be included in the annual report on Form 10-K for filing with the SEC.

    - Confirm that the Company's quarterly financial statements have been reviewed by the Company's independent auditor, in accordance with Statement on Auditing Standards No. 71, as amended by SAS No. 90, prior to the filing with the SEC of each quarterly report on Form 10-Q.

    - Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    - Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

    - Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by SAS No. 90, relating to the conduct of the audit.

    - Obtain from the independent auditor any information that the independent auditor is required to provide to the Audit Committee pursuant to Section 10A of the Private Securities Litigation Reform Act of 1995.

    - Review with the independent auditor any relevant concerns the auditor may have and any management letter provided by the auditor and management's response to that letter.

    - Receive periodic written reports from the independent auditor delineating all relationships between the auditor and the Company in order to ensure the auditor's independence, discuss such reports with the auditor and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

    - Approve the fees to be paid to the independent auditor.

    - Review the summary reports to management prepared by the internal auditors, together with any management actions and other responses to such reports.

    - Provide appropriate opportunities for the internal auditors and independent auditor to meet privately with the Audit Committee.

    - Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, including the publication of the Audit Committee charter as an appendix at least once every three years and disclose the Audit Committee members' independent status.

    - Review periodically corporate policies relating to compliance with federal and state laws, regulations, and proceedings involving environmental, health, and safety issues.

    - Review periodically the Company's participation in government contracts, including issues relating to training of employees, compliance with applicable laws and regulations, and reporting requirements arising from the Company's performance of government contracts.

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
While the Audit Committee has the functions set forth in this Charter, the Audit Committee is not responsible for planning or conducting the audit, for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or for ensuring that the Company complies with all laws and regulations. As the Committee performs its functions, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions.

Adopted by the Board of Directors on April 28, 2000.

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                                                                      APPENDIX B

                                SNAP-ON INCORPORATED
                      2001 INCENTIVE STOCK AND AWARDS PLAN

    1.  PURPOSE AND CONSTRUCTION.

    (a) PURPOSE. The Snap-on Incorporated 2001 Incentive Stock and Awards Plan has two complementary purposes: (i) to attract and retain outstanding people as officers, directors, employees, consultants and advisors and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company's common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

    (b) DEFINITIONS. All capitalized terms used in this Plan have the meanings given in Section 14.

    2.  ADMINISTRATION.

    (a) COMMITTEE ADMINISTRATION. The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee's members must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. All Committee determinations are final and binding.

    (b) DELEGATION TO OTHER COMMITTEES OR OFFICERS. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

    (c) NO LIABILITY. No member of the Committee, and no officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company's bylaws permit.

    3. ELIGIBILITY. (a) The Committee may designate from time to time the Participants to receive Awards under this Plan. The Committee's designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee may consider such factors as it deems pertinent in selecting a Participant and in determining the types and amounts of Awards. In making such selection and determination, factors the Committee may consider include: (a) the Company's financial condition;
(b) anticipated profits for the current or future years; (c) the Participant's contributions to the profitability and development of the Company; and
(d) other compensation provided to the Participant. Non-Employee Directors automatically receive Options under Section 6(d), without action of the Committee, and are not eligible to receive any other Awards.

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
    4.  TYPES OF AWARDS.

    (a) DISCRETIONARY GRANTS OF AWARDS. Subject to the terms of this Plan, the Committee has full power and authority to: (i) determine the type or types of Awards to be granted to each Participant; (ii) determine the number of Shares with respect to which an Award is granted to a Participant, if applicable; and
(iii) determine any terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Tandem Awards may be granted either at the same time as, or at different times from, the grant of the other Awards (or awards) to which they relate.

    (b) AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. Each Non-Employee Director will automatically receive Options under this Plan as provided in Section 6(d).

    5.  SHARES RESERVED UNDER THIS PLAN.

    (a) PLAN RESERVE. An aggregate of 5,000,000 Shares are reserved for issuance under this Plan. However, not more than 5,000,000 of the reserved Shares may be issued pursuant to incentive stock options. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. As to Awards that are (i) Restricted Stock, (ii) Performance Shares, or (iii) Performance Units that are paid in Shares or the value of which is based on the Fair Market Value of Shares, the Company may not issue, or make payments as to more than 1,000,000 Shares in the aggregate. The limitations of this subsection are subject to adjustments as provided in Section 12.

    (b) REPLENISHMENT OF SHARES UNDER THIS PLAN. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock or pursuant to incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock, but such shares may not be issued pursuant to incentive stock options.

    (c) ADDITION OF SHARES FROM PREDECESSOR PLAN. After the Effective Date of this Plan, if any Shares subject to awards granted under the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program would again become available for new grants under the terms of such prior plan if the prior plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the Shares available under this Plan as determined under the first sentence of subsection (a). Any such Shares will not be available for future awards under the terms of the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program.

    (d)  PARTICIPANT LIMITATIONS.  Subject to adjustment as provided in
Section 12, no Participant may be granted Awards under this Plan that could result in such Participant: (i) receiving in any single fiscal year of the Company Options for more than 1,000,000 Shares, (ii) receiving Awards of Restricted Stock in any single fiscal year of the Company relating to more than 200,000 Shares, (iii) receiving Performance Shares in any single fiscal year of the Company relating to more than 40,000 Shares; (iv) receiving Awards of Performance Units in any single fiscal year of the Company with a designated dollar value that exceeds $1,000,000 and/or receiving Awards of Performance Units in any single fiscal year of the Company, the value of which is based on the Fair Market Value of Shares, relating to more than 40,000 Shares; or
(v) receiving an annual incentive award in any single fiscal year of the Company that is more than $3,000,000. In all cases, determinations under this

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
Section 5 should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

    6.  OPTIONS.

    (a) ELIGIBILITY. The Committee may grant Options to any Participant it selects. The Committee must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options. Director Options are automatic grants as specified in subsection (d).

    (b) EXERCISE PRICE. For each Option other than Director Options, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant.

    (c) TERMS AND CONDITIONS OF OPTIONS. An option will be exercisable at such times and subject to such conditions as the Committee specifies, except that the Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Committee determines otherwise.

    (d) TERMS AND CONDITIONS OF NON-EMPLOYEE DIRECTOR OPTIONS. On the date of each annual meeting of shareholders of the Company during the term of this Plan, each Non-Employee Director (including members of the Committee) will automatically be granted on such meeting date a nonqualified stock option for the purchase of 3,000 Shares at a purchase price equal to the Fair Market Value of the Shares on such date ("Director Options"). Each Director Option will be immediately exercisable and, except as the Committee may otherwise provide, will terminate upon the earliest of: (i) 10 years from the date of grant; (ii) if the Director is at least age 65 or has completed six years of service, three years after the Director ceases to serve on the Board for any reason other than death;
(iii) if the Director is not age 65 and has not completed six years of service, six months after the Director ceases to serve on the Board for any reason other than death of the Director; or (iv) 12 months after the date of death if the Director should die while serving, or within any period after termination of his or her service during which the Director Option was exercisable. Non-Employee Directors will not be eligible for any other Award under this Plan.

    7.  PERFORMANCE AND STOCK AWARDS.

    (a) ELIGIBILITY FOR PERFORMANCE AND STOCK AWARDS. The Committee may grant awards of Restricted Stock, Performance Shares or Performance Units to Participants the Committee selects.

    (b) TERMS AND CONDITIONS. Each award of Restricted Stock, Performance Shares or Performance Units may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, an award of Restricted Stock that requires the achievement of Performance Goals must have a restriction period of at least one year, and an award of Restricted Stock that is not subject to Performance Goals must have a restriction period of at least three years. Notwithstanding the foregoing, the Committee may provide that the restrictions imposed on Restricted Stock are accelerated, and that all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant's death, disability or retirement. The Committee may determine to pay Performance Units in cash, in Shares, or in a combination of cash and Shares.

    8. ANNUAL MANAGEMENT INCENTIVE AWARDS The Committee may grant annual incentive awards each year to such executive officers of the Company as it selects. The Committee will determine all terms and conditions of the annual incentive award. However, the Committee must require that payment of all or any portion of the amount subject to the annual incentive award is contingent on the

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
achievement or partial achievement of one or more Performance Goals during the period the Committee specifies. An annual incentive award must relate to a period of at least one year except that, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a period shorter than one year.

    9. TRANSFERABILITY Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant or Non-Employee Director may, to the extent the Committee allows and in a manner the Committee specifies: (a) designate in writing a beneficiary to exercise the Award after the Participant's or Non-Employee Director's death; or
(b) transfer any award.

    10. TERMINATION AND AMENDMENT OF PLAN; AMENDMENT, MODIFICATION OR CANCELLATION OF AWARDS.

    (a) TERM OF PLAN. This Plan will terminate, and no Award may be granted, more than ten (10) years after the Effective Date, unless the Board earlier terminates this Plan pursuant to subsection (b).

    (b) TERMINATION AND AMENDMENT. The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

           (i) the provisions of Section 6(d) may not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder;

           (ii) shareholders must approve any amendment of this Plan if required by: (A) the rules and/or regulations promulgated under
       Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth in that section), or (C) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and

           (iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) or 5(d) (except as permitted by Section 12);
       (B) an amendment to shorten the restriction periods specified in
       Section 7(b); or (C) an amendment to the provisions of Section 10(e).

    (c) AMENDMENT, MODIFICATION OR CANCELLATION OF AWARDS. Except as provided in subsection (e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Agreement, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 12), but the Committee need not obtain Participant or Non-Employee Director (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 12(a).

    (d) SURVIVAL OF COMMITTEE AUTHORITY AND AWARDS. Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan's termination. In addition, termination of this Plan will not affect the rights of Participants or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

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
    (e) REPRICING PROHIBITED. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 12, neither the Committee nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Participant or Non-Employee Director to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

    (f) FOREIGN PARTICIPATION. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 10(b)(iii).

    11. TAXES. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonqualified stock option, (b) a disqualifying disposition of Shares received upon the exercise of an incentive stock option, or (c) the lapse of restrictions on Restricted Stock, by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. The Fair Market Value of fractional Shares remaining after payment of the withholding taxes may be paid to the Participant in cash.

    12.  ADJUSTMENT PROVISIONS; CHANGE OF CONTROL.

    (a) ADJUSTMENT OF SHARES. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants' rights under subsection (c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares that may be granted as Restricted Stock or issued pursuant to incentive stock options, that may be granted to a Participant in any fiscal year, or that will be granted as Director Options) and which may after the event be made the subject of Awards under this Plan,
(ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also make provision for a cash payment in an amount determined by the Committee to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the greatest amount the holder could have

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
received in respect of such Award under subsection (c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, Director Options subject to grant or previously granted to Non-Employee Directors under
Section 6(d) at the time of any event described in this subsection are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Director Options represented immediately prior to any such event and to preserve, without exceeding, the value of such Options. Without limitation, subject to Participants' rights under subsection (c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control, other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.

    (b) ISSUANCE OR ASSUMPTION. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

    (c) CHANGE OF CONTROL. Except to the extent the Committee provides a result more favorable to holders of Awards, in the event of a Change of Control:

           (i) each holder of an Option (A) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option that is so surrendered over the purchase or grant price of such Shares under the Award;

           (ii) Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

           (iii) each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

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
           (iv) each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit; and

           (v) all annual incentive awards that are earned but not yet paid shall be paid, and all annual incentive awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change of Control, by taking the product of (A) the Participant's maximum award opportunity for the fiscal year, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed from the beginning of the fiscal year to the date of the Change of Control and the denominator of which is 12.

For purposes of this Section 12, the "value" of a Performance Share shall be equal to, and the "value" of a Performance Unit the value of which is equal to the Fair Market Value of one or more Shares shall be based on, the Change of Control Price.

    (d) AMENDMENT, MODIFICATION OR RESCISSION. The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of
Section 12(a) or (c) if it determines that the operation of these subsections may prevent a transaction in which the Company or any Affiliate is a party from being accounted for on a pooling-of-interests basis.

    13.  MISCELLANEOUS.

    (a) OTHER TERMS AND CONDITIONS. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

           (i) one or more means to enable Participants or Non-Employee Directors to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant or Non-Employee Director on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

           (ii)  the purchase of Shares under Options in installments;

           (iii) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

           (iv) provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Committee determines;

           (v)  restrictions on resale or other disposition; and

           (vi) compliance with federal or state securities laws and stock exchange requirements.

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
In any event, to the extent Rule 16b-3 so requires, Director Options are automatic, and the amount and terms of such Director Options will be determined as provided in Section 6(d).

    (b) NO FRACTIONAL SHARES. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

    (c) UNFUNDED PLAN. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant, Non-Employee Director or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors.

    (d) REQUIREMENTS OF LAW. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

    (e) GOVERNING LAW. This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the County of Kenosha, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

    (f) SEVERABILITY. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

    14. DEFINITIONS. Capitalized terms used in this Plan have the following meanings:

    (a) "Affiliates" means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

    (b) "Award" means grants of Options, Performance Shares, Performance Units, Restricted Stock or an annual incentive award under this Plan.

    (c)  "Board" means the Board of Directors of the Company.

    (d) "Change of Control" means the occurrence of any one of the following events:

           (i) any "Person" (as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that the term "Person" shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries,
       (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing twenty-five percent (25%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

           (ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on January 1, 1996, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors on January 1, 1996, or whose appointment, election or nomination for election was previously so approved; or

           (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing twenty-five percent (25%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

           (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

    (e) "Change of Control Price" means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 12(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

    (f) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

    (g) "Committee" means the Organization and Executive Compensation Committee of the Board (or such successor committee with the same or similar authority), which must be composed of not less than two Directors, each of whom must qualify as an "outside director" within the meaning of Code Section 162(m) and as a "non-employee director" within the meaning of Rule 16b-3.

    (h)  "Common Stock" means the common stock of the Company.

    (i) "Company" means Snap-on Incorporated, a Delaware corporation, or any successor to Snap-on Incorporated, a Delaware corporation.

    (j) "Director" means a member of the Board, and "Non-Employee Director" means a member of the Board who is not also an employee of the Company or its Affiliates.

    (k) "Effective Date" means the date the Company's shareholders approve this Plan.

    (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

    (m) "Fair Market Value" means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in THE WALL STREET JOURNAL, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

    (n) "Option" means the right to purchase Shares at a stated price. "Options" may either be "incentive stock options" which meet the requirements of Code section 422, or "nonqualified stock options" which do not meet the requirements of Code section 422.

    (o) "Participant" means an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its Affiliates, who the Committee designates to receive an Award under this Plan.

    (p) "Performance Goals" means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Committee determines will not be considered "performance-based compensation" under Code section 162(m), such other goals as the Committee may establish in its discretion.

    (q) "Performance Shares" means the right to receive Shares to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but not in any event more than five years.

    (r) "Performance Units" means the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the Fair Market Value of one or more Shares, to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but in any event not more than five years.

    (s) "Plan" means this Snap-on Incorporated 2001 Incentive Stock and Awards Plan, as amended from time to time.

    (t) "Restricted Stock" means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

    (u) "Section 16 Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

    (v)  "Share" means a share of Common Stock.

    (w) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                                     *****

DIRECTIONS TO SNAP-ON ANNUAL MEETING

                                     [MAP]

FROM CHICAGO'S O'HARE INTERNATIONAL AIRPORT TO THE RADISSON HOTEL & CONFERENCE CENTER KENOSHA

Take I-294 North to I-94 West (Milwaukee, Wisconsin) to Kenosha, Wisconsin. Exit LakeView Parkway (Hwy. 165) off I-94. Proceed east on Hwy. 165 to 120th Avenue, about 1/4 mile. Turn right (south) to 108th Street.

FROM MILWAUKEE'S MITCHELL INTERNATIONAL AIRPORT TO THE RADISSON HOTEL & CONFERENCE CENTER KENOSHA

Take I-94 East to Kenosha, Wisconsin. Exit LakeView Parkway (Hwy. 165) off I-94. Proceed east on Hwy. 165 to 120th Avenue, about 1/4 mile. Turn right (south) to 108th Street.

Parking is available at the Radisson Hotel & Conference Center Kenosha and the Prime Outlet Mall (located directly across the street from the hotel). Shuttle service will be provided between the Prime Outlet Mall and the Radisson Hotel & Conference Center Kenosha.

PLANT TOURS

If you would like to take a tour of our General Offices and Plant in Kenosha following the meeting, please call 1-800-786-6600, extension 5430, before April 23, 2001.

PROXY                       SNAP-ON INCORPORATED                           PROXY
                              2801-80TH STREET
                           KENOSHA, WI 53141-1410

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Bruce S. Chelberg, Arthur L. Kelly, Jack D. Michaels and Roxanne J. Decyk as Proxies, each with power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the common stock of Snap-on Incorporated held of record by the undersigned on February 26, 2001, at the Annual Meeting of Shareholders, such meeting to be held at the Radisson Hotel & Conference Center Kenosha, 11800-108th Street, Pleasant Prairie, Wisconsin at 10:00 a.m. on Friday, April 27, 2001 or at any adjournment thereof.

         THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES AND "FOR"
        ITEM 2 IF NO CHOICE IS SPECIFIED. IN THE ABSENCE OF AN INSTRUCTION
         TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED
           HEREIN AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

                     NOMINEES FOR THE ELECTION OF DIRECTORS ARE:

               01) Robert A. Cornog              03) Frank S. Ptak
               02) Leonard A. Hadley             04) Edward H. Rensi


   PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                -FOLD AND DETACH HERE-

                                                                           2406
      PLEASE MARK YOUR
/X/   VOTES AS IN THIS
      EXAMPLE.


                                  VOTE                      WITHHOLD
                              For all nominees          Authority to vote
                           (except as indicated)        for all nominees

1. Election of Directors:
   Three-year terms--
   Leonard A. Hadley             /    /                      /    /
   Frank S. Ptak
   and Edward H. Rensi
   One-year term - Robert A. Cornog

_______________________________
(Except nominees written above)


                                             FOR        AGAINST      ABSTAIN
2. Proposal to adopt the Snap-on
   Incorporated 2001 Incentive              /    /       /    /       /    /
   Stock and Awards Plan

3. In their discretion, the Proxies
   are authorized to vote on such other
   matters as may properly come before
   the meeting.


                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.



                     When properly executed, this Proxy will be voted per your instructions. This Proxy will be voted "FOR" Director nominees and item 2 if no choice is specified. In the absence of an instruction to the contrary, this Proxy will be voted at the discretion of the Proxies on any other business.

                     This Proxy is also intended for use by the participants of any eligible benefit plans of Snap-on Incorporated.

                     Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.



SIGNATURE ________________________________________  DATE ________________

NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, sign in corporation's name by an authorized officer. If a partnership, please sign in partnership's name by an authorized person.


Dear Shareholder:

Snap-on Incorporated encourages you to take advantage of a new and convenient way by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

To vote over the Internet:

   - Log on to the Internet and go to the Web site http://www.eproxyvote.com/sna

To vote over the telephone:

   - On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named Proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.